EXHIBIT 99.1
The Wendy’s Company Reports Solid 3rd Quarter 2011 Results

North America Company-Operated Same-Store Sales Increased 1.8%

Company Successfully Introduces Dave’s Hot ‘N Juicy Cheeseburger Product Line in October

2011 Adjusted EBITDA Outlook Reaffirmed

DUBLIN, Ohio (November 9, 2011) - The Wendy’s Company (NYSE: WEN) today reported results for the third quarter ended October 2, 2011. Due to the sale of Arby’s Restaurant Group, Inc. on July 4, 2011, Arby’s® results of operations are reflected as discontinued operations for all periods presented.

Emil Brolick, President and Chief Executive Officer of The Wendy’s Company said, “We generated transaction growth, which contributed to a 1.8% same-store sales increase at Wendy’s® North America Company-operated restaurants, during the third quarter of 2011. Wendy’s remains on track to produce positive transactions for the year.

“Adjusted EBITDA1 increased 6.5% for the 2011 third quarter compared to the third quarter of 2010, despite exceptionally high beef costs,” Brolick said. “Looking to the fourth quarter, the very successful October launch of Dave’s Hot ‘N Juicy™ cheeseburger product line has exceeded our expectations and will re-establish our leadership in the premium-quality hamburger category. As a result of our strong sales and effective cost control, we are re-affirming our 2011 adjusted EBITDA outlook of $330 million to $340 million, despite the industry-wide challenge presented by higher food costs.”

Consolidated Third Quarter 2011 Summary

▪	Consolidated revenues were $611.4 million in the third quarter of 2011 and increased $10.7 million compared to third quarter 2010 revenues of $600.7 million.

▪
Third quarter 2011 adjusted EBITDA, which excludes special items totaling $23.8 million for transaction-related costs, was $87.0 million, an increase of 6.5% compared to third quarter 2010 adjusted EBITDA of $81.8 million, which excludes special items of $7.9 million.

▪
Third quarter 2011 income from continuing operations was $2.5 million, or $0.01 per share, including after-tax special items of $15.0 million for transaction-related costs, or $0.04 per share. Third quarter 2010 loss from continuing operations was $0.8 million, or $0.00 per share, including after-tax special items of $17.9 million, or $0.04 per share.

Consolidated Year-to-Date 2011 Summary

▪	Consolidated revenues were $1.8 billion, a slight increase compared to 2010 year-to-date revenues.

▪	Adjusted EBITDA, which excludes special items of $43.1 million, was $250.2 million, compared to 2010 year-to-date adjusted EBITDA of $268.7 million, which excludes special items of $33.9 million.

▪
Income from continuing operations was $13.6 million, or $0.03 per share, including net after-tax special items of $32.3 million, or $0.08 per share, compared to 2010 year-to-date income from continuing operations of $12.0 million, or $0.03 per share, including net after-tax special items of $47.7 million, or $0.11 per share.

1 See reconciliation of adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) and EBITDA, both of which are non-GAAP financial measures, to GAAP results detailed on page 6.

Wendy’s Third Quarter 2011 Brand Summary

▪	Wendy’s North America systemwide same-store sales increased 0.9%.

▪	Wendy’s North America Company-operated restaurants same-store sales increased 1.8%, due to increased transactions of +1.1% and increased average check of +0.7%.

▪
Wendy’s Company-operated restaurant margin increased 30 basis points to 13.7%. The year-over-year improvement was primarily due to pricing and positive sales leverage offsetting a 140 basis-point increase in commodity costs.

▪	Wendy’s North America franchise same-store sales increased 0.7%.

“Wendy’s strategy during the third quarter was to reinforce our brand positioning with the introduction of two new products, the Wild Berry Frosty™ parfait in July and the Monterey Ranch Crispy Chicken sandwich on our My 99¢ Everyday Value Menu in August. Wendy’s is already recognized for high-quality menu items, and we were pleased that in September 2011, Zagat® rated Wendy’s as the top overall mega-chain, based on food, facilities and service,” said Brolick.

“Due to the success of our breakthrough launch, we will allocate incremental promotional support to Dave’s Hot ‘N Juicy cheeseburger product line, along with advertising for the Asiago Ranch Chicken Club in November,” Brolick said. “In late November, we will introduce the new ‘W’ cheeseburger product line as a mid-tier sandwich priced below our premium-quality cheeseburger. This will enable us to offer consumers three hamburger product lines in our menu portfolio - signature, mid-tier and price/value. Each of these product lines has its own unique positioning for consumers looking for variety and price/value.”

Outlook
The Company has reaffirmed its 2011 expectations for adjusted EBITDA of $330 million to $340 million. The outlook includes continuing operations and excludes items such as Arby’s indirect corporate overhead, transaction-related costs and the dissolution of the Wendy’s/Arby’s Strategic Sourcing Group.

The Company’s 2011 outlook includes the following expectations:

▪
Same-store sales growth of 1% to 3% at Wendy’s North America Company-operated restaurants is now anticipated to be in the middle of the range, reflecting the strength of Dave’s Hot ‘N Juicy cheeseburger product line launch.

▪	Wendy’s Company-operated restaurant margin is now anticipated to be approximately 100 basis points lower compared to the prior year, primarily due to higher commodity costs.

▪	Capital expenditures for the Wendy’s brand of approximately $145 million.

▪
Wendy’s North America unit development of approximately 20 company stores and 45 franchise stores, plus approximately 35 international franchise stores, one of which will be a joint venture store in Japan.

Stock Repurchase
In the third quarter, the Company repurchased approximately 21 million shares of common stock at an average price of $5.12 per share. The number of shares outstanding at the end of the third quarter was approximately 390 million. Year-to-date through October 2, 2011, the Company has repurchased approximately 30 million shares of common stock for $152 million at an average price of $5.09 per share. As of October 2, 2011, approximately $97 million remains authorized by the Board of Directors and is available for the repurchase of additional common stock.

Since the Board of Directors authorized a stock repurchase program in 2009, the Company has repurchased approximately 82 million shares of common stock for $398 million as of October 2, 2011, at an average price of $4.84 per share.

The stock repurchase program allows the Company to make repurchases as market conditions warrant and to the extent legally permissible.

Arby’s Transition Services Agreement
On July 4, 2011, the Company completed the sale of Arby’s Restaurant Group, Inc. on the terms previously announced to a buyer formed by Roark Capital Group. Under a transition services agreement with Arby’s, the Company provided and was reimbursed for support services during the third quarter. All remaining transition services are anticipated to be complete by the end of the year.

Third Quarter 2011 Earnings Release and Conference Call - November 9
Management will host a conference call with slides to discuss the Company’s financial results today (November 9, 2011) at 11:00 a.m. ET. Hosting the call will be Emil Brolick, President and Chief Executive Officer; Steve Hare, Chief Financial Officer; and John Barker, Chief Communications Officer.

The conference call can be accessed live over the phone by dialing 877-572-6014 or for international callers by dialing 281-913-8524. A replay will be available two hours after the call and can be accessed by dialing 855-859-2056, or for international callers by dialing 404-537-3406; the conference ID for the replay is 15913820. The replay will be available until midnight ET on Wednesday, November 23, 2011.

The conference call and accompanying slides will be webcast live from the investor relations page of the Company’s website at www.aboutwendys.com. The webcast and accompanying slides will also be archived on the Company’s website.

Investor Day
The Company is planning to host an Investor Day in late January 2012. Management plans to provide investors with preliminary 2011 year-end results and the Company’s outlook for 2012. Additional details about the meeting will follow in the coming weeks. The Investor Day presentations and slides will be webcast live from the investor relations page of the Company’s website at www.aboutwendys.com.

Forward-Looking Statements
This news release contains certain statements that are not historical facts, including, importantly, information concerning possible or assumed future results of operations of The Wendy’s Company and its subsidiaries (collectively “The Wendy’s Company” or the “Company”).  Those statements, as well as statements preceded by, followed by, or that include the words “may,” “believes,” “plans,” “expects,” “anticipates,” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”).  All statements that address future operating, financial or business performance; strategies or expectations; future synergies, efficiencies or overhead savings; anticipated costs or charges; future capitalization; and anticipated financial impacts of recent or pending transactions are forward-looking statements within the meaning of the Reform Act.  The forward-looking statements are based on our expectations at the time such statements are made, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors.  Our actual results, performance and achievements may differ materially from any future results, performance or achievements expressed or implied by our forward-looking statements.  For all of our forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Reform Act. Many important factors could affect our future results and could cause those results to differ materially from those expressed in, or implied by our forward-looking statements.  Such factors, all of which are difficult or impossible to predict accurately, and many of which are beyond our control, include, but are not limited to: (1) changes in the quick-service restaurant industry, such as consumer trends toward value-oriented products and promotions or toward consuming fewer meals away from home; (2) prevailing economic, market and business conditions affecting the Company, including competition from other food service providers, high unemployment and decreased consumer spending levels; (3) the ability to effectively manage the acquisition and disposition of restaurants; (4) cost and availability of capital; (5) cost fluctuations associated with food, supplies, energy, fuel, distribution or labor; (6) the financial condition of our franchisees; (7) food safety events, including instances of food-borne illness involving Wendy’s or its supply chain; (8) conditions beyond the Company’s control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting the Company’s customers or food supplies, or acts of war or terrorism; (9) the availability of suitable locations and terms for the development of new restaurants; (10) adoption of new, or changes in, laws, regulations or accounting policies and practices; (11) changes in debt, equity and securities markets; (12) goodwill and long-lived asset impairments; (13) changes in the interest rate environment; (14) expenses and liabilities for taxes related to periods up to the date of sale of Arby’s as a result of the indemnification provisions of the Arby’s Purchase and Sale Agreement; and (15) other factors discussed from time to time in the Company’s news releases, public statements and/or filings with the SEC, including those identified in the “Risk Factors” sections of our Annual and Quarterly Reports on Forms 10-K and 10-Q.

The Company’s franchisees are independent third parties that the Company does not control. Numerous factors beyond the control of the Company and its franchisees may affect new restaurant openings. Accordingly, there can be no assurance that commitments under development agreements with franchisees will result in new restaurant openings.

All future written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above.  New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. We assume no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by federal securities laws. In addition, we do not endorse any projections regarding future performance that may be made by third parties.

Disclosure Regarding Non-GAAP Financial Measures
EBITDA is used by the Company as a performance measure for benchmarking against the Company’s peers and competitors. The Company believes EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties to evaluate companies in the restaurant industry. The Company also uses adjusted EBITDA which excludes certain special or non-recurring expenses, net of certain special or non-recurring benefits, detailed in the reconciliation tables that accompany this release, as an internal measure of business operating performance. The Company believes such financial measures provide a meaningful perspective of the underlying operating performance of the Company’s current business. EBITDA and adjusted EBITDA are not recognized terms under U.S. Generally Accepted Accounting Principles (“GAAP”). Because all companies do not calculate EBITDA and similarly titled financial measures in the same way, those measures as used by other companies may not be consistent with the way the Company calculates such measures and should not be considered as alternative measures of operating profit or net loss.

Because certain income statement items needed to calculate net income vary from quarter to quarter, the Company is unable to provide projections of net income and a reconciliation of projected Company adjusted EBITDA to net income.

The Company’s presentation of EBITDA and adjusted EBITDA is not intended to replace the presentation of the Company’s financial results in accordance with GAAP.

About The Wendy’s Company
The Wendy’s Company is the third largest quick-service hamburger company in the United States. The Wendy’s system includes more than 6,500 franchise and Company restaurants in the U.S. and 25 other countries and U.S. territories worldwide.

Media and Investor Contacts:
John Barker at 614-764-3044 or john.barker@wendys.com
Kay Sharpton at 770-375-3790 or kay.sharpton@wendys.com

The Wendy’s Company and Subsidiaries
Consolidated Statements of Operations
Third Quarter and Nine Month Periods Ended October 2, 2011 and October 3, 2010

(In Thousands Except Per Share Amounts)	Third Quarter		Nine Months
(Unaudited)	2011	2010	2011	2010
Revenues:
Sales	$534,525	$525,082	$1,588,048	$1,570,240
Franchise revenues	76,891	75,626	228,292	222,616
	611,416	600,708	1,816,340	1,792,856
Costs and expenses:
Cost of sales	458,000	451,319	1,361,669	1,324,970
General and administrative	66,006	73,984	215,147	230,405
Transaction-related costs	23,839	—	30,762	—
Depreciation and amortization	30,816	32,639	90,972	96,452
Impairment of long-lived assets	—	20,921	8,262	21,403
Other operating expense, net	365	1,555	1,687	2,728
	579,026	580,418	1,708,499	1,675,958
Operating profit	32,390	20,290	107,841	116,898
Interest expense	(28,384)	(29,159)	(85,915)	(89,740)
Loss on early extinguishment of debt	—	—	—	(26,197)
Investment income, net	3	77	188	5,254
Other income, net	301	163	706	2,116
Income (loss) from continuing operations before income taxes	4,310	(8,629)	22,820	8,331
(Provision for) benefit from income taxes	(1,766)	7,872	(9,198)	3,665
Income (loss) from continuing operations	2,544	(757)	13,622	11,996
Discontinued operations:
(Loss) income from discontinued operations, net of income taxes	(1,441)	(152)	1,118	(5,563)
Loss on disposal of discontinued operations, net of income taxes	(5,069)	—	(8,849)	—
Net loss from discontinued operations	(6,510)	(152)	(7,731)	(5,563)
Net (loss) income	$(3,966)	$(909)	$5,891	$6,433

Basic and diluted income (loss) per share:
Continuing operations	$0.01	$0.00	$0.03	$0.03
Discontinued operations	(0.02)	0.00	(0.02)	(0.02)
Net (loss) income	$(0.01)	$0.00	$0.01	$0.01

Number of shares used to calculate basic income (loss) per share	395,677	417,985	410,624	428,968
Number of shares used to calculate diluted income per share	397,899	417,985	412,243	429,974

	Oct. 2, 2011	Jan. 2, 2011
Balance Sheet Data:	(Unaudited)	(Audited)
Cash and cash equivalents	$488,817	$512,508
Total assets	4,253,295	4,732,654
Long-term debt, including current portion	1,356,795	1,572,402
Total stockholders’ equity	1,997,353	2,163,174

The Wendy’s Company and Subsidiaries
Calculation and Comparison of EBITDA and Reconciliation of EBITDA to Net (Loss) Income

(In Thousands)	Third Quarter		Nine Months
(Unaudited)	2011	2010	2011	2010
EBITDA	$63,206	$73,850	$207,075	$234,753
Depreciation and amortization	(30,816)	(32,639)	(90,972)	(96,452)
Impairment of long-lived assets	—	(20,921)	(8,262)	(21,403)
Operating profit	32,390	20,290	107,841	116,898
Interest expense	(28,384)	(29,159)	(85,915)	(89,740)
Loss on early extinguishment of debt	—	—	—	(26,197)
Investment income, net	3	77	188	5,254
Other income, net	301	163	706	2,116
Income (loss) from continuing operations before income taxes	4,310	(8,629)	22,820	8,331
(Provision for) benefit from income taxes	(1,766)	7,872	(9,198)	3,665
Income (loss) from continuing operations	2,544	(757)	13,622	11,996
Discontinued operations:
(Loss) income from discontinued operations, net of income taxes	(1,441)	(152)	1,118	(5,563)
Loss on disposal of discontinued operations, net of income taxes	(5,069)	—	(8,849)	—
Net loss from discontinued operations	(6,510)	(152)	(7,731)	(5,563)
Net (loss) income	$(3,966)	$(909)	$5,891	$6,433

Reconciliation of EBITDA to Adjusted EBITDA

(In Thousands)	Third Quarter		Nine Months
(Unaudited)	2011	2010	2011	2010
EBITDA	$63,206	$73,850	$207,075	$234,753
Plus:
Transaction-related costs	23,839	—	30,762	—
Arby’s indirect corporate overhead in general and administrative (G&A)	—	7,323	14,623	24,671
SSG purchasing cooperative expenses in G&A	—	—	(2,275)	4,900
Integration costs in G&A	—	579	—	4,329
Adjusted EBITDA	$87,045	$81,752	$250,185	$268,653

Adjusted EBITDA Change %	+6.5%		-6.9%

The Wendy’s Company and Subsidiaries
Selected Brand Financial Highlights

Wendy’s (Unaudited)	Third Quarter		Nine Months
	2011	2010	2011	2010
North America same-store sales:
Systemwide	0.9%	-1.7%	1.1%	-0.9%
Company-owned	1.8%	-3.1%	1.1%	-2.0%
Franchised	0.7%	-1.3%	1.1%	-0.6%

Revenues (in millions):
Restaurant sales	$515.4	$500.3	$1,531.4	$1,495.6
Bakery and kids’ meal promotion items sold to franchisees*	19.1	24.8	56.6	74.6
Franchise revenues	76.9	75.6	228.3	222.6
	$611.4	$600.7	$1,816.3	$1,792.8

Cost of sales (% of Sales):
Food and paper	33.8%	33.2%	33.2%	32.1%
Restaurant labor	29.2%	29.6%	29.8%	29.7%
Occupancy, advertising and other operating costs	23.3%	23.8%	23.3%	23.1%

Restaurant margin %:
Company-operated restaurant margin	13.7%	13.4%	13.7%	15.1%

Restaurant count:	Company-operated	Franchised	Systemwide
Restaurant count at July 3, 2011	1,400	5,171	6,571
Opened	5	13	18
Closed	—	(11)	(11)
(Sold)/Acquired	(1)	1	—
Restaurant count at October 2, 2011	1,404	5,174	6,578

* During the first quarter of 2011, Wendy’s purchasing cooperative, Quality Supply Chain Co-op, Inc. (“QSCC”) began managing the operations for kids’ meal promotion items sold to franchisees.